UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2007

CMGI, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-23262	04-2921333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Winter Street

Waltham, Massachusetts 02451

(Address of Principal Executive Offices) (Zip Code)

(781) 663-5001

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)    On February 19, 2007, ModusLink Corporation (“ModusLink”), a subsidiary of CMGI, Inc., entered into a letter agreement (the “Letter Agreement”) with William R. McLennan, President, International Business Unit of ModusLink, extending Mr. McLennan’s expatriate assignment in Singapore for an additional 24 months. Mr. McLennan’s expatriate assignment which would have expired on April 1, 2007 will now expire on April 1, 2009, unless otherwise extended by mutual agreement or terminated by ModusLink. All other terms of Mr. McLennan’s expatriate assignment (except for base salary, which as previously reported has been adjusted) will continue to be governed by the Expatriate Assignment Letter dated March 10, 2005 between ModusLink and Mr. McLennan.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The exhibits listed in the Exhibit Index immediately preceding such exhibits are filed with this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMGI, Inc.

Date: February 23, 2007	By:	/s/ Peter L. Gray
Peter L. Gray Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement, dated February 15, 2007, by and between ModusLink Corporation and William R. McLennan.